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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the following Registration Statement:

  (1)
  Registration Statement (Form S-8 No. 333-192017) pertaining to the 2013 Long Term Incentive Compensation Plan;

of our report dated March 25, 2014, with respect to the consolidated financial statements and schedule of Gaming and Leisure Properties, Inc. and Subsidiaries included in this Annual Report (Form 10-K) of Gaming and Leisure Properties, Inc. and Subsidiaries for the year ended December 31, 2013.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
March 25, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm